AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 11, 2005

================================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                   LION, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            WASHINGTON                                           91-2094375
  (STATE OR OTHER JURISDICTION          `                     (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)                            IDENTIFICATION NO.)

                          4700-42ND AVE. SW, SUITE 430
                            SEATTLE, WASHINGTON 98116
                                 (206) 577-1440

              (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                      LION, INC. 2005 STOCK INCENTIVE PLAN
                            (FULL TITLE OF THE PLAN)

                                  STEVE THOMSON
                      CHIEF FINANCIAL OFFICER AND TREASURER
                                   LION, INC.
                          4700-42ND AVE. SW, SUITE 430
                            SEATTLE, WASHINGTON 98116
                                 (206) 577-1440
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                        COPIES OF ALL COMMUNICATIONS TO:

                             STEPHEN TOLLEFSEN, ESQ.
                           TOLLEFSEN BUSINESS LAW P.C.
                           2707 COLBY AVE., STE. 1116
                                EVERETT, WA 98201
                                 (425) 353-8883

                         CALCULATION OF REGISTRATION FEE

                                                  PROPOSED MAXIMUM       PROPOSED MAXIMUM
 TITLE OF SECURITIES         AMOUNT TO BE          OFFERING PRICE       AGGREGATE OFFERING          AMOUNT OF
  TO BE REGISTERED           REGISTERED(1)          PER SHARE(2)              PRICE(2)           REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------
Common Stock,
$.001 par value                5,000,000              $  0.36               $ 1,800,000             $ 211.86

----------
(1) Includes an indeterminate number of additional shares that may be issued to adjust the number of shares issued pursuant to the employee benefit plan described herein as the result of any future stock split, stock dividend or similar adjustment of LION, Inc.'s outstanding common stock.

(2) The Proposed Maximum Offering Price Per Share with respect to 5,000,000 shares of Common Stock available for future grant under the Plan was estimated pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), whereby the per share price is the average between the high and low price reported on the OTC Bulletin Board on August 8, 2005, which average was $.36.

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


This registration statement on Form S-8 registers common shares, with a par value of $0.001 per share, of LION, Inc. ("LION") to be issued pursuant to the exercise of options or pursuant to restricted stock awards, restricted stock units or stock appreciation rights granted under LION's 2005 Stock Incentive Plan.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents are hereby incorporated by reference into this registration Statement:

         (a) LION's Annual Report on Form 10-KSB for the year ended December 31, 2004, filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which contains audited financial statements for the most recent fiscal year for which such statements have been filed;

         (b) All other reports filed by LION pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-KSB referred to in paragraph (a) above.

         (c) The description of LION's Common Stock set forth in the Registration Statement on Form 10-SB filed with the Commission on December 10, 1998, as amended; and

         In addition, all documents subsequently filed by LION pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.


ITEM 4.  DESCRIPTION OF SECURITIES

         Not required.

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


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL
         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Sections 23B.08.500 through 23B.08.590 of the Washington Business Corporation Act (the "WBCA") authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"). LION's Articles of Incorporation and Bylaws provide for indemnification of the registrant's directors, officers, employees and agents to the fullest extent permitted by Washington law. The directors and officers of the registrant also may be indemnified against liability they may incur for serving in that capacity pursuant to a liability insurance policy maintained by LION for such purpose. Section 23B.08.320 of the WBCA authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, knowing violations of law or illegal corporate loans or distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. The registrant's Articles of Incorporation contain provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director's liability to LION and its shareholders.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED
         Not applicable.

ITEM 8.  EXHIBITS


 EXHIBIT
  NUMBER                              DESCRIPTION
--------------------------------------------------------------------------------

    4.1     LION, Inc. 2005 Stock Incentive Plan

    4.2     Form of Stock Option Agreement under the 2005 Stock Incentive Plan

    4.3     Form of Restricted Stock Agreement under the 2005 Stock Incentive
            Plan

    5.1     Opinion of Tollefsen Business Law P.C.

    23.1    Consent of Grant Thornton LLP

    23.2    Consent of Tollefsen Business Law P.C. (included in opinion filed as
            Exhibit 5.1)

    24.1    Power of Attorney (included on signature page)

ITEM 9.  UNDERTAKINGS

A.       The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on August 11, 2005.


                                          LION, Inc.


                                          By:     /s/ Randall D. Miles
                                                  ------------------------
                                                  Randall D. Miles
                                                  Chief Executive Officer



                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Randall D. Miles his attorney-in-fact, for him in any and all capacities, to sign any amendments to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute, may do or cause to be done by virtue hereof.


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


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


        SIGNATURE                      TITLE                           DATE

/s/ Randall D. Miles      Director and Chief Executive Officer   August 11, 2005
-----------------------   (Principal Executive Officer)
Randall D. Miles

/s/ David Stedman         Director and President                 August 11, 2005
-----------------------
David Stedman

/s/ Steve Thomson         Chief Financial Officer, Secretary     August 11, 2005
-----------------------   and Treasurer (Principal Financial
Steve Thomson             and Accounting Officer)

/s/ J.C. Marshall         Director                               August 11, 2005
-----------------------
J.C. "Tuck" Marshall

/s/ Sam Ringer            Director                               August 11, 2005
-----------------------
Sam Ringer

/s/ James D. Russo        Director                               August 11, 2005
-----------------------
James D. Russo

/s/ Griffith J. Straw     Director                               August 11, 2005
-----------------------
Griffith J. Straw

/s/ John A. McMillan      Director                               August 11, 2005
-----------------------
John A. McMillan


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


                                INDEX TO EXHIBITS


 EXHIBIT
  NUMBER                              DESCRIPTION
--------------------------------------------------------------------------------

    4.1     LION, Inc. 2005 Stock Incentive Plan

    4.2     Form of Stock Option Agreement under the 2005 Stock Incentive Plan

    4.3     Form of Restricted Stock Agreement under the 2005 Stock Incentive
            Plan

    5.1     Opinion of Tollefsen Business Law P.C.

    23.1    Consent of Grant Thornton LLP

    23.2    Consent of Tollefsen Business Law P.C. (included in opinion filed as
            Exhibit 5.1)

    24.1    Power of Attorney (included on signature page)


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